EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into this 3rd day of February, 2005, to be deemed effective on the Closing Date as defined below by and among Portage Partners Ltd., a corporation organized under the laws of the State of Nevada ("PORTAGE"); Golden Century Investments, Inc., a corporation organized under the laws of Samoa ("GOLDEN CENTURY"); and thirty individuals and companies who are the stockholders of GOLDEN CENTURY (the
"GOLDEN  CENTURY  STOCKHOLDERS",  a  list  of whom is attached hereto as EXHIBIT
"A").

WITNESSETH:

RECITALS

     WHEREAS, the respective Boards of Directors of Portage and GOLDEN CENTURY have adopted resolutions pursuant to which Portage shall acquire and the GOLDEN CENTURY Stockholders shall exchange for shares of the common capital stock of Portage 100% of the outstanding common stock of GOLDEN CENTURY (the GOLDEN CENTURY Shares"); and

     WHEREAS, the sole consideration for the exchange of the GOLDEN CENTURY Shares shall be the receipt by the GOLDEN CENTURY Stockholders of shares of the common capital stock of Portage, $.001 par value per share, as more particularly set forth in EXHIBIT "B" hereto. The shares of Portage's common stock shall be deemed "restricted securities" as defined in Rule 144 of the Securities Act of 1933, as amended (the "Act"); and

      WHEREAS, the GOLDEN CENTURY Stockholders shall acquire in exchange such "restricted securities" of Portage in a reorganization within the meaning of
Section 368(a) (1) (B) of the Internal Revenue Code of 1986, as amended, and/or any other "tax free" exemptions thereunder that may be available for this exchange, if and only to the extent that the Internal Revenue Code applies to this Agreement and the transactions contemplated thereby;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

SECTION 1

EXCHANGE OF STOCK

     1.1 Transfer and Number of Shares. The GOLDEN CENTURY Stockholders agree to transfer to Portage at the closing (the "Closing") the GOLDEN CENTURY Shares, in exchange for 45,500,000 newly issued and restricted shares of common stock of Portage, as outlined in EXHIBIT "C". After the Closing, there will be 50,000,000 outstanding shares of common stock of the reorganized Portage.

     1.2 Exchange of Certificates by GOLDEN CENTURY Stockholders. The transfer of the GOLDEN CENTURY Shares shall be effected by the delivery to Portage at the Closing of stock certificates duly endorsed in blank or accompanied by stock powers executed in blank with all signatures witnessed or guaranteed to the satisfaction of Portage and with all necessary transfer taxes and other revenue stamps affixed and acquired at the GOLDEN CENTURY Stockholders' expense.


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     1.3  Further  Assurances.  At the Closing and from time to time thereafter, the GOLDEN CENTURY Stockholders shall execute such additional instruments and take such other action as Portage may request in order to exchange and transfer clear title and ownership in the GOLDEN CENTURY Shares to Portage.

     1.4 Assets and Liabilities of Portage at Closing. Portage shall have no assets and no liabilities at Closing, and all costs incurred by Portage incident to the Agreement shall have been paid or satisfied.

     1.5 Condition Precedent to the Closing. The GOLDEN CENTURY Stockholders and GOLDEN CENTURY shall have provided Portage with satisfactory evidence that GOLDEN CENTURY has acquired 100% of the ownership of Sichuan Province Golden Ant Biotechnology Development Limited Company, a Chinese registered wholly foreign owned enterprise ("GOLDEN ANT CHINA"), and that the 100% ownership of Golden Ant China has been owned by GOLDEN CENTURY.

     1.6 Closing. This Agreement will be deemed to be completed on the Closing Date as defined in Section 2 below.


SECTION 2

CLOSING

The Closing contemplated by Section 1 shall be held at the offices of James L. Vandeberg, The Otto Law Group PLLC, 900 Fourth Avenue, Suite 3140, Seattle, WA 98164, unless another place or time is agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives. The Closing shall occur 20 days after the Information Statement on Schedule 14C is mailed to the shareholders of Portage (the "Closing Date").


SECTION 3

REPRESENTATIONS AND WARRANTIES OF PORTAGE

     Portage represents and warrants to, and covenants with, the GOLDEN CENTURY Stockholders and GOLDEN CENTURY as follows:

     3.1 Corporate Status; Compliance with Securities Laws. Portage is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all jurisdictions in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary. Portage is a publicly-held company and Portage is not in violation of any applicable federal or state securities laws, rules or regulations. There is at present no established trading market for Portage's securities. The shares of Portage issued in exchange for GOLDEN CENTURY shares to GOLDEN CENTURY shareholders are eligible for resale pursuant to Rule 144, without registration under the Act, after satisfaction by the GOLDEN CENTURY Stockholders of the one year holding period established by Rule 144 and such other restrictions imposed by each of Rule 144, the Act generally, and the Securities Exchange Act of 1934.

     3.2 Capitalization. The authorized capital stock of Portage at closing will consist of 150,000,000 shares of $.001 par value common voting stock, of which approximately 50,000,000 shares will be issued and outstanding, all fully paid and non-assessable. Except as


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otherwise  provided  herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock or other securities of Portage.

     3.3 Financial Statements. The financial statements of Portage furnished to the GOLDEN CENTURY Stockholders and GOLDEN CENTURY, consisting of audited financial statements for the year ended June 30, 2004, as filed with the SEC and incorporated herein by reference, are correct and fairly present the financial condition of Portage at such date and for the period involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     3.4 Undisclosed Liabilities. Portage has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due.

     3.5 Interim Changes. Since the dates of its balance sheet, there have been no (i) changes in financial condition, assets, liabilities or business of Portage which, in the aggregate, have been materially adverse; (ii) damages, destruction or losses of or to property of Portage, payments of any dividend or other distribution in respect of any class of stock of Portage, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (iii) increases paid or agreed to in the compensation, retirement benefits or other commitments to its employees.

     3.6 Title to Property. Portage has good and marketable title to all properties and assets, real and personal, reflected in its balance sheet, and the properties and assets of Portage are subject to no mortgage, pledge, lien or encumbrance, with respect to which no default exists.

     3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Portage, threatened, against or relating to Portage, its properties or business. Further, no officer, director or person who may be deemed to be an "affiliate" of Portage is party to any material legal proceeding which could have an adverse effect on Portage (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Portage.

     3.8 Books and Records. Portage will deliver to the GOLDEN CENTURY Stockholders and GOLDEN CENTURY or their respective representatives all of Portage's books, records, contracts and other corporate.

     3.9 Tax Returns. Portage has filed all United States federal and state income or franchise tax returns required to have been filed by it or its predecessors.

     3.10 Confidentiality. Portage's current directors and officers and their representatives will keep confidential any information which they obtain from the GOLDEN CENTURY Stockholders or from GOLDEN CENTURY concerning the properties, assets and business of GOLDEN CENTURY.

     3.11 Corporate Authority. Portage has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to the GOLDEN CENTURY Stockholders and GOLDEN CENTURY or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors


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
authorizing execution of this Agreement by Portage's officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Portage.

     3.12 Due Authorization. At Closing, the execution of this Agreement and performance by Portage hereunder will have been duly authorized by all requisite corporate action on the part of Portage, and this Agreement will constitute a valid and binding obligation of Portage and performance hereunder will not violate any provision of the Articles of Incorporation or other documents, Bylaws, agreements, mortgages or other commitments of Portage, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

     3.13 Environmental Matters. Portage has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Portage. In addition, to the best knowledge of Portage, there are no substances or conditions which may support a claim or cause of action against Portage or any of Portage' current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

     3.14 Access to Information Regarding GOLDEN CENTURY. Portage acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting GOLDEN CENTURY (including its 100% owned subsidiary, Golden Ant China), and GOLDEN CENTURY's present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of GOLDEN CENTURY, and with the legal and accounting firms of GOLDEN CENTURY, with respect to such documentation; and that to the extent requested, all questions raised have been answered to Portage's complete satisfaction.


SECTION 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF GOLDEN CENTURY AND THE GOLDEN CENTURY STOCKHOLDERS


     GOLDEN CENTURY and the GOLDEN CENTURY Stockholders represent and warrant to, and covenant with, Portage as follows:

     4.1 Ownership of GOLDEN CENTURY. The GOLDEN CENTURY Stockholders own the GOLDEN CENTURY Shares free and clear of any liens or encumbrances of any


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
type or nature whatsoever, and have full right, power and authority to convey the GOLDEN CENTURY Shares that are owned by them without qualification.

     4.2 Ownership of Golden Ant China. GOLDEN CENTURY owns 100% of Golden Ant China, free and clear of any liens or encumbrances of any type or nature whatsoever, and has full right, power and authority to convey the Golden Ant China ownership that it owns without qualification.

     4.3 Corporate Status of GOLDEN CENTURY. GOLDEN CENTURY is a corporation duly organized, validly existing and in good standing under the laws of Samoa, and is licensed or qualified as a foreign corporation in all jurisdictions or foreign countries and provinces in which the nature of GOLDEN CENTURY's business or the character or ownership of GOLDEN CENTURY properties makes such licensing or qualification necessary. It has one subsidiary that is 100%-owned, Golden Ant China.

     4.4 Corporate Status of Golden Ant China. Golden Ant China is a Wholly Foreign Owned Enterprise duly organized, validly existing and in good standing under the laws of the People's Republic of China, and is licensed or qualified as a foreign corporation in all states of the United States or foreign countries and provinces in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

     4.5 Capitalization of GOLDEN CENTURY. The authorized capital stock of GOLDEN CENTURY consists of 150,000,000 shares of common stock, $0.0001 par value per share, of which 35,200,000 shares are issued and outstanding, and which are fully paid and non-assessable. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common or other securities of GOLDEN CENTURY.

     4.6 Capitalization of Golden Ant China. The paid-in capital of Golden Ant China is RMB2,000,000 (approximately equivalent to USD 242,000), all fully paid and non-assessable. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common or other equities of Golden Ant China.

     4.7 Financial Statements. The financial statements of GOLDEN CENTURY, which consist solely of the financial statements of Golden Ant China furnished to Portage, consisting of an audited compiled balance sheet and income statement for the period ended December 31, 2002, 2003, and unaudited financial statements for the period ended September 30, 2004, attached hereto as EXHIBIT "D" AND "D-1" and incorporated herein by reference, are correct and fairly present the combined financial condition of GOLDEN CENTURY and Golden Ant China as of these dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     4.8 Undisclosed Liabilities of GOLDEN CENTURY. GOLDEN CENTURY has no material liabilities of any nature except to the extent reflected or reserved against in the Golden Century China balance sheet, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due.

     4.9 Undisclosed Liabilities of Golden Ant China. Golden Ant China has no material liabilities of any nature except to the extent reflected or reserved against in its balance sheet,


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whether  accrued,  absolute,  contingent  or  otherwise,  including,  without limitation,  tax  liabilities  and  interest  due  or  to  become  due.

     4.10 Interim Changes of GOLDEN CENTURY. Since the dates of its balance sheet, there have been no (i) changes in the financial condition, assets, liabilities or business of GOLDEN CENTURY, which in the aggregate, have been materially adverse; (ii) damages, destruction or loss of or to the property of GOLDEN CENTURY, payment of any dividend or other distribution in respect of the capital stock of GOLDEN CENTURY, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (iii) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

     4.11 Interim Changes of Golden Ant China. Since the dates of its balance sheet, there have been no (i) changes in the financial condition, assets, liabilities or business of Golden Ant China, which in the aggregate, have been materially adverse; (ii) damages, destruction or loss of or to the property of Golden Ant China, payment of any dividend or other distribution in respect of the capital stock of Golden Ant China, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (iii) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

     4.12 Title to Property of GOLDEN CENTURY. GOLDEN CENTURY has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in the Golden Ant China balance sheet.

     4.13 Title to Property of Golden Ant China. Golden Ant China has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in its balance sheet.

     4.14 Litigation of GOLDEN CENTURY. There is no litigation or proceeding pending, or to the knowledge of GOLDEN CENTURY, threatened, against or relating to GOLDEN CENTURY or its properties or business. Further, no officer, director or person who may be deemed to be an affiliate of GOLDEN CENTURY is party to any material legal proceeding which could have an adverse effect on GOLDEN CENTURY (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to GOLDEN CENTURY.

     4.15 Litigation of Golden Ant China. There is no litigation or proceeding pending, or to the knowledge of Golden Ant China, threatened, against or relating to Golden Ant China or its properties or business. Further, no officer, director or person who may be deemed to be an affiliate of Golden Ant China is party to any material legal proceeding which could have an adverse effect on Golden Ant China (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Golden Ant China.

     4.16 Books and Records of GOLDEN CENTURY. The GOLDEN CENTURY Stockholders have (i) given to Portage and its representatives full access to all of its offices, books, records, contracts and other corporate documents and properties so that Portage could inspect and audit them; and (ii) furnished such information concerning the properties and affairs of GOLDEN CENTURY as Portage has requested.

     4.17 Books and Records of Golden Ant China. Golden Ant China has (i) given to Portage and its representatives full access to all of its offices, books, records, contracts and other corporate documents and properties so that Portage could inspect and audit them; and (ii) furnished such information concerning the properties and affairs of Golden Ant China as Portage requested.

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

     4.18 Tax Returns of GOLDEN CENTURY. GOLDEN CENTURY has filed all income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

     4.19 Tax Returns of Golden Ant China. Golden Ant China has filed all income or other tax returns required to be filed in China or has received currently effective extensions of the required filing dates.

     4.20 Investment Intent. The GOLDEN CENTURY Stockholders are acquiring the securities to be exchanged and delivered to them under this Agreement for investment and not with a view to the sale or distribution thereof, and they have no commitment or present intention to sell or distribute the Portage securities to be received hereunder.

     4.21 Corporate Authority of GOLDEN CENTURY. GOLDEN CENTURY and the GOLDEN CENTURY Stockholders have full corporate power and authority to enter into this Agreement and to carry out their obligations hereunder and will deliver to Portage or its representative at the Closing certified copies of resolutions of GOLDEN CENTURY'S Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

     4.22 Due Authorization. Execution of this Agreement and performance by GOLDEN CENTURY and the GOLDEN CENTURY Stockholders hereunder have been duly authorized by all requisite corporate action on the part of GOLDEN CENTURY and the GOLDEN CENTURY Stockholders, and this Agreement constitutes a valid and binding obligation of GOLDEN CENTURY and the GOLDEN CENTURY Stockholders and performance hereunder will not violate any provision of the Articles of Association or other Charter documents, Bylaws, agreements, mortgages or other commitments of GOLDEN CENTURY or the GOLDEN CENTURY Stockholders, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

     4.23 Environmental Matters. GOLDEN CENTURY and Golden Ant China have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of GOLDEN CENTURY or its predecessors. In addition, to the best knowledge of GOLDEN CENTURY and Golden Ant China, there are no substances or conditions which may support a claim or cause of action against GOLDEN CENTURY and Golden Ant China or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under the current Chinese laws.

     4.24 Access to Information Regarding Portage. GOLDEN CENTURY and the GOLDEN CENTURY Stockholders acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Portage and its present and contemplated business operations, potential acquisitions, management and other factors, by delivery to them and/or by access to such information in the EDGAR Archives of the Securities and Exchange Commission at www.sec.gov; that they have had a reasonable opportunity to review such documentation and to discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Portage, and with the legal and accounting firms of Portage, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.


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     4.25  Residency  of Golden Century Stockholders. Each of the Golden Century
Stockholders  is  a  non-resident  of  the  United  States.


SECTION  5

CONDITIONS PRECEDENT TO OBLIGATIONS OF GOLDEN CENTURY AND THE GOLDEN CENTURY STOCKHOLDERS

     All obligations of GOLDEN CENTURY and the GOLDEN CENTURY Stockholders under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

     5.1 Representations and Warranties True at Closing. The representations and warranties of Portage contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

     5.2 Due Performance. Portage shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

     5.3 Officers' Certificate. GOLDEN CENTURY shall have been furnished with a certificate signed by the President of Portage, in such capacity, attached hereto as EXHIBIT "E" and incorporated herein by reference, dated as of the Closing, certifying (i) that all representations and warranties of Portage contained herein are true and correct; and (ii) that since the date of the financial statements as described in Section 3.3 of this agreement, there has been no material adverse change in the financial condition, business or properties of Portage, taken as a whole.

     5.4 Assets and Liabilities of Portage. Unless otherwise agreed, Portage shall have no assets and no liabilities at Closing, and all costs, expenses and fees incident to the Agreement shall have been paid.

     5.5 Shareholder Approval. The transaction contemplated by this Agreement and the amendment of the Articles of Incorporation of Portage to (i) increase the number of authorized shares of common stock to 150,000,000, and (ii) change the name to American Golden Century Investments Inc. shall have been approved by a majority of the outstanding shares of Portage.

     5.6 Mailing of Information Statement. A Schedule 14C Information Statement shall have been filed with and cleared by the Securities and Exchange Commission and mailed to the Portage shareholders.

SECTION 6

CONDITIONS PRECEDENT TO OBLIGATIONS OF PORTAGE

     All obligations of Portage under this Agreement are subject, at Portage's option, to the fulfillment, before or at the Closing, of each of the following conditions:

     6.1 Representations and Warranties True at Closing. The representations and warranties of GOLDEN CENTURY, the GOLDEN CENTURY Stockholders and Golden Ant

China contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

     6.2 Due Performance. GOLDEN CENTURY and the GOLDEN CENTURY Stockholders shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

     6.3 Officers' Certificate. Portage shall have been furnished with a certificate signed by the President of GOLDEN CENTURY, in such capacity, attached hereto as EXHIBIT "F" and incorporated herein by reference, dated as of the Closing, certifying (i) that all representations and warranties of GOLDEN CENTURY and the GOLDEN CENTURY Stockholders contained herein are true and correct; and (ii) that since the date of the financial statements (EXHIBIT D & D-1), there has been no material adverse change in the financial condition, business or properties of GOLDEN CENTURY, taken as a whole.


SECTION 7

GENERAL PROVISIONS

     7.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     7.2 Waiver. Any failure on the part of any party hereto to comply with any its or their obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     7.3 Brokers. Each party represents to the other parties hereunder that in the event brokers or finders in connection with this Agreement, each party agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by he/she/it.

     7.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to Portage's Management prior to Closing:

          James L. Vandeberg
          The Otto Law Group LLC
          900 Fourth Avenue, Suite 3140
          Seattle, WA 98164
          206-262-9545
          206-262-9513 fax

          If to GOLDEN CENTURY:

          Charles Law
          King and Wood LLP
          39365 Paseo Padre Parkway, #2100
          Fremont, CA 94538
          510-353-1888
          510-226-5913 fax

          If to the GOLDEN CENTURY Stockholders:

          Charles Law
          King and Wood LLP
          39365 Paseo Padre Parkway, #2100
          Fremont, CA 94538
          510-353-1888
          510-226-5913 fax


     7.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

     7.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California. Any actions permitted hereunder shall be brought in the State of California.

     7.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

     7.9  Counterparts.   This  Agreement  may be executed simultaneously in two
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.10 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.

     IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the latest date hereof.

PORTAGE


----------------------------
By/s/Yi Shen, President
Date:


GOLDEN CENTURY


----------------------------
By/s/Yi Sheng, Chairman
Date:

                                    EXHIBIT A
                         THE GOLDEN CENTURY STOCKHOLDERS

-------------------------------------
    1    Yi, SHEN
-------  ----------------------------
    2    Hong, MA
-------  ----------------------------
    3    Xiang Lin, XU
-------  ----------------------------
    4    Hong Yan, MA
-------  ----------------------------
    5    Qiang, YANG
-------  ----------------------------
    6    Yao, HU
-------  ----------------------------
    7    Rong, ZHOU
-------  ----------------------------
    8    Yan, TANG
-------  ----------------------------
    9    Guo, TAN
-------  ----------------------------
   10    Wei, XU
-------  ----------------------------
   11    Kai, LAN
-------  ----------------------------
   12    En Ming, LI
-------  ----------------------------
   13    Xing Bo, ZHOU
-------  ----------------------------
   14    Bing, ZOU
-------  ----------------------------
   15    Xiao Lin, LIANG
-------  ----------------------------
   16    Cong Fu, Tao
-------  ----------------------------
   17    Fu Yong, LIU
-------  ----------------------------
   18    Jun, LIU
-------  ----------------------------
   19    Yi Jing, ZHEN
-------  ----------------------------
   20    Zhi, PENG
-------  ----------------------------
   21    Bing, XU
-------  ----------------------------
   22    Chao, LIU
-------  ----------------------------
   23    Min, YU
-------  ----------------------------
   24    Fu Hang, CHEN
-------  ----------------------------
   25    Dao Qiong, CHEN
-------  ----------------------------
   26    Ze Zhi, NIU
-------  ----------------------------
   27    Gui Fang, XU
-------  ----------------------------
   28    Qi Ming, LI
-------  ----------------------------
   29    Guang Duo, ZHENG
-------  ----------------------------
   30    Jun Fang, WEI
-------  ----------------------------
   31    James WANG
-------  ----------------------------
   32    Norasia Networks Inc.
-------  ----------------------------
   33    South Light Holdings Limited
-------------------------------------

                                    EXHIBIT B

------------------------------------------------------------
NAME OF SHAREHOLDERS          NEWLY ISSUED SHARES OF PORTAGE
------------------------------------------------------------
Yi, SHEN                                             4949635
------------------------------------------------------------
Hong, MA                                             4949635
------------------------------------------------------------
Xiang Lin, XU                                         847636
------------------------------------------------------------
Hong Yan, MA                                         1412727
------------------------------------------------------------
Qiang, YANG                                           870240
------------------------------------------------------------
Yao, HU                                              1374583
------------------------------------------------------------
Rong, ZHOU                                           1373171
------------------------------------------------------------
Yan, TANG                                            1633112
------------------------------------------------------------
Guo, TAN                                             1796989
------------------------------------------------------------
Wei, XU                                              1347742
------------------------------------------------------------
Kai, LAN                                             1137245
------------------------------------------------------------
En Ming, LI                                          1068022
------------------------------------------------------------
Xing Bo, ZHOU                                         252878
------------------------------------------------------------
Bing, ZOU                                             476089
------------------------------------------------------------
Xiao Lin, LIANG                                       539662
------------------------------------------------------------
Cong Fu, Tao                                          463374
------------------------------------------------------------
Fu Yong, LIU                                          497280
------------------------------------------------------------
Jun, LIU                                              519884
------------------------------------------------------------
Yi Jing, ZHEN                                        1202231
------------------------------------------------------------
Zhi, PENG                                             242989
------------------------------------------------------------
Bing, XU                                              234513
------------------------------------------------------------
Chao, LIU                                             423818
------------------------------------------------------------
Min, YU                                              1586492
------------------------------------------------------------
Fu Hang, CHEN                                         391325
------------------------------------------------------------
Dao Qiong, CHEN                                      1295471
------------------------------------------------------------
Ze Zhi, NIU                                          5802070
------------------------------------------------------------
Gui Fang, XU                                         5802070
------------------------------------------------------------
Qi Ming, LI                                           183654
------------------------------------------------------------
Guang Duo, ZHENG                                      141272
------------------------------------------------------------
Jun Fang, WEI                                         706363
------------------------------------------------------------
James WANG                                           1130192
------------------------------------------------------------
Norasia Networks Inc.                                 282545
------------------------------------------------------------
South Light Holdings Limited                          565091
------------------------------------------------------------
Total                                             45,500,000
------------------------------------------------------------

                                    EXHIBIT C
------------------------------------------------------------
NAME OF SHAREHOLDERS            GOLDEN CENTURY SHARES HELD
------------------------------------------------------------
Yi, SHEN                                             5000000
------------------------------------------------------------
Hong, MA                                             5000000
------------------------------------------------------------
Xiang Lin, XU                                         600000
------------------------------------------------------------
Hong Yan, MA                                         1000000
------------------------------------------------------------
Qiang, YANG                                           616000
------------------------------------------------------------
Yao, HU                                               973000
------------------------------------------------------------
Rong, ZHOU                                            972000
------------------------------------------------------------
Yan, TANG                                            1156000
------------------------------------------------------------
Guo, TAN                                             1272000
------------------------------------------------------------
Wei, XU                                               954000
------------------------------------------------------------
Kai, LAN                                              805000
------------------------------------------------------------
En Ming, LI                                           756000
------------------------------------------------------------
Xing Bo, ZHOU                                         179000
------------------------------------------------------------
Bing, ZOU                                             337000
------------------------------------------------------------
Xiao Lin, LIANG                                       382000
------------------------------------------------------------
Cong Fu, Tao                                          328000
------------------------------------------------------------
Fu Yong, LIU                                          352000
------------------------------------------------------------
Jun, LIU                                              368000
------------------------------------------------------------
Yi Jing, ZHEN                                         851000
------------------------------------------------------------
Zhi, PENG                                             172000
------------------------------------------------------------
Bing, XU                                              166000
------------------------------------------------------------
Chao, LIU                                             300000
------------------------------------------------------------
Min, YU                                              1123000
------------------------------------------------------------
Fu Hang, CHEN                                         277000
------------------------------------------------------------
Dao Qiong, CHEN                                       917000
------------------------------------------------------------
Ze Zhi, NIU                                          4107000
------------------------------------------------------------
Gui Fang, XU                                         4107000
------------------------------------------------------------
Qi Ming, LI                                           130000
------------------------------------------------------------
Guang Duo, ZHENG                                      100000
------------------------------------------------------------
Jun Fang, WEI                                         500000
------------------------------------------------------------
James WANG                                            800000
------------------------------------------------------------
Norasia Networks Inc.                                 200000
------------------------------------------------------------
South Light Holdings Limited                          400000
------------------------------------------------------------
Total                                             35,200,000
------------------------------------------------------------